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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2008, relating to the 2007 financial statements of Venoco, Inc. appearing in the Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2009 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
April 28, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM